Exhibit 10.1

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”) dated March 10, 2022, is by and between William Shaw (“Consultant”) and Ekso Bionics Holdings, Inc., a Nevada corporation (the “Company”). Consultant and the Company are sometimes referred to herein collectively as the “Parties”.

WHEREAS, Consultant and the Company are Parties to that certain offer letter, dated April 17, 2019 (the “Employment Agreement”);

WHEREAS, Consultant has indicated his intention to transition from his position as Chief Commercial Officer of the Company, effective March 11, 2022 (the “Transition Date”), in connection with his retention of other employment;

WHEREAS, in order to provide for the transition of Consultant’s current responsibilities, the Company and Consultant have entered into this Agreement, pursuant to which Consultant has agreed to remain with the Company as an employee during a transition period;

WHEREAS, the Parties to this Agreement wish to set forth clearly the terms and conditions of Consultant’s transition from his current role and his separation from the Company, including the terms and benefits that the Company will provide; and

WHEREAS, effective on the Transition Date, this Agreement shall partially supersede and replace the Employment Agreement as expressly set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the Parties have agreed and do hereby agree as follows:

1.   Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Employment Agreement.

2.   Transition Date.

(a)       Transition Period. Consultant’s employment with the Company shall terminate as of the Transition Date. From the Transition Date and until June 30, 2022 (the “Transition Period”), Consultant shall serve with the Company as an independent contractor as set forth herein unless earlier terminated as set forth in Section 2(b) below. During the Transition Period, Consultant shall provide the services set forth in Exhibit A in a diligent and professional manner.

(b)       Termination. The Company may terminate this Agreement and the Transition Period at any time, with or without Cause. Consultant’s service with the Company and the Transition Period will also end due to Consultant’s death or Disability. Consultant may not terminate this Agreement during the Transition Period. At the conclusion of the Transition Period, Consultant’s service as an independent contractor with the Company shall automatically terminate.

(c)       Compensation and Benefits. During the Transition Period, Consultant shall be entitled to receive (i) payment of the Consultant’s bonus for the first quarter ended March 31, 2022 without proration in accordance with the bonus program established by the Company’s board of directors (the “Pro Rata Bonus”), which will be paid on the Company’s first regular payroll period following the date of this Agreement, subject to (A) his entering into, not revoking and fully complying with this Agreement, including the provisions that are incorporated by reference herein, and (B) his execution and non-revocation of a full release of claims, a copy of which is attached hereto as Exhibit B; (ii) continued vesting of his equity incentive awards, and (iii) compensation at an rate of $225.00 per hour or $1,800.00 per day, plus reasonable expenses (including expenses for travel requested by the Company), which payment will be made on monthly basis no later than the tenth day following the receipt by the Company of an invoice detailing hours worked and services performed for a calendar month during which Consultant performed the services hereunder. Unless expressly agreed to by Consultant in writing, the Company shall not require Consultant to provide more than 80 hours of assistance during any calendar month during the Consulting Period. Additionally, for assistance provided in new recruitment over the term of this agreement, Consultant shall be eligible to receive $2,500 for each (up to two) directly sourced candidates should they be selected and hired by the Company.

3.   Covenants.

(a)    Employment-Related Covenants. After the Transition Date, Consultant will not hold himself out as an employee or representative of the Company, nor negotiate or enter into any agreements on behalf of the Company. Consultant will not be entitled to any benefits under Section 4 of the Employment Agreement or otherwise, and without limiting the foregoing, during the Transition Period, Consultant shall not be eligible for insurance coverage or benefits under the Company’s employee benefit plans, programs and policies, and Consultant will not be entitled to vacation or paid time off. Except as expressly provided herein, Consultant’s right to any and all Company benefits will terminate on the Transition Date. Consultant agrees that during the term of the Transition Period, Executive shall continue to be subject to Section 6 of the Employment Agreement (regarding confidentiality) and the terms of Consultant’s Employee Invention Assignment and Confidentiality Agreement, as if he were an employee thereunder.

(b)    Non-Disparagement. Consultant shall, at all times during the Transition Period and thereafter, refrain from making statements, written or oral, that denigrate, disparage or defame the goodwill or reputation of the Company, the Company’s Board of Directors or the officers, directors or employees of the Company, except as required by legal process. Consultant further agrees not to make any negative statement to third parties relating to his employment or any aspect of the businesses of the Company and not to make any statements to third parties about the circumstances of his separation from the Company, or about the Company or its trustees, directors, officer, security holders, partners, agents or former or current employees and directors, except as required by legal process.

4.   Release.

(a)    Consultant’s Release of Claims. In return for the Pro Rata Bonus and in consideration given to Consultant by the Company as described in this Agreement, and subject to Section 4(c) below, Consultant and his representatives, heirs, successors, and assigns do hereby completely release and forever discharge the Company, any affiliate of the Company, and its and their present and former shareholders, officers, directors, agents, employees, attorneys, successors, and assigns (collectively, “Released Parties”) from all claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character, known or unknown, which Consultant may have now or in the future arising from any act or omission or condition occurring on or prior to the date this Agreement is signed (including, without limitation, the future effects of such acts, omissions, or conditions), whether based on tort, contract (express or implied), or any federal, state, or local law, statute, or regulation (collectively, the “Released Claims”). By way of example and not in limitation of the foregoing, Released Claims shall include any claims arising under the Fair Labor Standards Act, the National Labor Relations Act, the Family and Medical Leave Act, the Consultant Retirement Income Security Act of 1974, the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act (“ADEA”), the California Fair Employment and Housing Act, and the California Family Rights Act, as well as any claims asserting wrongful termination, breach of contract, breach of the covenant of good faith and fair dealing, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, defamation, invasion of privacy, and claims related to disability. Released Claims shall also include, but not be limited to, any claims for severance pay, bonuses, sick leave, vacation pay, life or health insurance, or any other benefit. Consultant likewise releases the Released Parties from any and all obligations for attorneys’ fees incurred in regard to the above claims or otherwise. Notwithstanding the foregoing, Released Claims shall not include (i) any claims based on obligations created by or reaffirmed in this Agreement; (ii) any vested retirement benefits or vested equity, (iii) any claims which by law cannot be released, including without limitation unemployment compensation claims and workers’ compensation claims (the settlement of which would require approval by the California Workers’ Compensation Appeals Board), (iv) any claim for indemnification under the Employment Agreement, the Company’s bylaws or certificate of incorporation, or any agreement providing for indemnification of the Consultant, (v) any claims for coverage under any D&O or other similar insurance policy or (vi) any claims related to Consultant’s employment or termination of employment arising after the execution date of this Agreement.

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(b)   Section 1542 Waiver. Consultant understands and agrees that the Released Claims include not only claims presently known to the Consultant, but also include all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character that would otherwise come within the scope of the Released Claims as described in Section 4(a), above. Consultant understands that he may hereafter discover facts different from what he now believes to be true, which if known, could have materially affected this Agreement, but he nevertheless waives any claims or rights based on different or additional facts. Consultant knowingly and voluntarily waives any and all rights or benefits that he may now have, or in the future may have, under the terms of Section 1542 of the California Civil Code, which provides as follows:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

(c)   Covenant Not to Sue. Consultant hereby represents that he has not filed or commenced any proceeding against the Released Parties, and hereby covenants and agrees not to file or commence any proceeding against the Released Parties with respect to any claims subject to this release and waiver of claims. Consultant also agrees that if he breaches this covenant, then he authorizes the Released Parties to, and each shall have the right to, cause any such proceeding to be dismissed on the grounds that Consultant has completely released and waived such proceeding.

5.    Protected Rights.

(a)  Notwithstanding anything to the contrary in this Agreement, Consultant understands that nothing in this Agreement is intended to prohibit Consultant and Consultant is not prohibited from reporting possible violations of law to, filing charges with, making disclosures protected under the whistleblower provisions of U.S. federal law or regulation, or participating in investigations of U.S. federal law or regulation by the U.S. Securities and Exchange Commission, National Labor Relations Board, Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, the U.S. Department of Justice, the U.S. Congress, any U.S. agency Inspector General or any other self-regulatory agencies or federal, state or local governmental agencies (collectively, “Government Agencies,” and each a “Government Agency”). Accordingly, Consultant does not need the prior authorization of the Company to make any such reports or disclosures or otherwise communicate with Government Agencies and is not required to notify the Company that Consultant has engaged in any such communications or made any such reports or disclosures. Consultant agrees, however, to waive any right to receive any monetary award resulting from such a report, charge, disclosure, investigation or proceeding, except that Consultant may receive and fully retain any award from a whistleblower award program administered by a Government Agency.

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(b)    In addition, Consultant is advised that 18 U.S.C. § 1833(b) states:

“An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that-(A) is made-(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.”

Accordingly, Consultant has the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. Consultant also has the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).

6.     Section 409A.

(a)    Each payment and benefit payable under the Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

(b)    To the extent that the reimbursement of any expenses or the provision of any in-kind benefits pursuant to this Agreement is subject to Section 409A, (i) the amount of such expenses eligible for reimbursement, or in-kind benefits to be provided hereunder during any one calendar year shall not affect the amount of such expenses eligible for reimbursement or in-kind benefits to be provided hereunder in any other calendar year; (ii) all such expenses eligible for reimbursement hereunder shall be paid to Consultant as soon as administratively practicable after any documentation required for reimbursement for such expenses has been submitted, but in any event by no later than December 31st of the calendar year following the calendar year in which such expenses were incurred; and (iii) Consultant’s right to receive any such reimbursements or in-kind benefits shall not be subject to liquidation or exchange for any other benefit.

(c)    The foregoing provisions are intended to comply with the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. Employer and Consultant agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Consultant under Section 409A.

7.    Miscellaneous.

(a)    Governing Law. This Agreement and any disputes or controversies arising hereunder shall be construed and enforced in accordance with and governed by the internal laws of the State of California, without reference to principles of law that would apply the law of another jurisdiction.

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(b)    Severability.  If any term or provision of this Agreement, or the application thereof to any person or under any circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such terms to the persons or under circumstances other than those as to which it is invalid or unenforceable, shall be considered severable and shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(c)    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

*End of Agreement*

Signature page follows

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the Transition Date.

EKSO BIONICS HOLDINGS, INC.,
a Nevada company

By:	/s/ Scott Davis
Name:	Scott Davis
Title:	President and COO

CONSULTANT:
Name: William Shaw

/s/ William Shaw

SIGNATURE PAGE TO TRANSITION SERVICES AGREEMENT

Exhibit A

Services

General transition services at the request of the Company’s CEO or President, including:

• Leadership transitions

• Employee retention and training

• Key customer projects

• Key customer relationships transitioned

• Milestone achievements

• Strategic projects

Exhibit B

Supplement Release Agreement

This Supplement Release Agreement (the “Agreement”) is entered into by and between Ekso Bionics Holdings, Inc. (the “Company”) and William Shaw (“Consultant”) (collectively, “Parties”).

RECITALS

WHEREAS, the Company and Consultant have determined that Consultant’s last day of employment with the Company will be March 11, 2022 (the “Date of Termination”) in accordance with the terms of the Transition Services Agreement by and between Consultant and the Company, dated March 10, 2022 (the “Transition Agreement”); and

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Transition Agreement.

ACCORDINGLY, the Parties agree as follows:

1.    Resignation. Consultant hereby resigns from employment with the Company and any other position held with the Company or any Affiliate, effective as of the Date of Termination. “Affiliate” means any entity that directly or indirectly controls, is controlled by, or is under common control with the Company.

2.    General Release. Consultant and Consultant’s representatives, heirs, successors, and assigns do hereby completely release and forever discharge the Company, any Affiliate, and its and their present and former shareholders, officers, directors, agents, employees, attorneys, successors, and assigns (collectively, “Released Parties”) from all claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character, known or unknown, which Consultant may have now or in the future arising from any act or omission or condition occurring on or prior to the Effective Date (as defined below) (including, without limitation, the future effects of such acts, omissions, or conditions), whether based on tort, contract (express or implied), or any federal, state, or local law, statute, or regulation (collectively, the “Released Claims”). By way of example and not in limitation of the foregoing, Released Claims shall include any claims arising under the Fair Labor Standards Act, the National Labor Relations Act, the Family and Medical Leave Act, Consultant Retirement Income Security Act of 1974, the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the California Fair Employment and Housing Act, and the California Family Rights Act, the California Labor Code, all as amended, along with their implementing regulations, as well as any claims asserting wrongful termination, breach of contract, breach of the covenant of good faith and fair dealing, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, defamation, invasion of privacy, and claims related to disability. Released Claims shall also include, but not be limited to, any claims for severance pay, bonuses, sick leave, vacation pay, life or health insurance, or any other benefit. Consultant likewise releases the Released Parties from any and all obligations for attorneys’ fees incurred in regard to the above claims or otherwise. Notwithstanding the foregoing, Released Claims shall not include (i) any claims based on obligations created by or reaffirmed in this Agreement; (ii) any vested retirement benefits or vested equity, or (iii) any claims which by law cannot be released, including without limitation unemployment compensation claims and workers’ compensation claims (the settlement of which would require approval by the California Workers’ Compensation Appeals Board), (iv) any claim for indemnification under California Labor Code § 2802, the Employment Agreement, the Company’s bylaws or certificate of incorporation, or any agreement providing for indemnification of Consultant, (v) any claims for coverage under any D&O or other similar insurance policy or (vi) as set forth in Section 5 below.

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3.     Section 1542 Waiver. Consultant understands and agrees that the Released Claims include not only claims presently known to Consultant, but also include all unknown or unanticipated claims, rights, demands, actions, obligations, liabilities, and causes of action of every kind and character that would otherwise come within the scope of the Released Claims as described in Section 2, above. Consultant understands that Consultant may hereafter discover facts different from what Consultant now believes to be true, which if known, could have materially affected this Agreement, but Consultant nevertheless waives any claims or rights based on different or additional facts. Consultant knowingly and voluntarily waives any and all rights or benefits that Consultant may now have, or in the future may have, under the terms of Section 1542 of the California Civil Code, which provides as follows:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

4.     Covenant Not to Sue. Consultant shall not bring a civil action in any court (or file an arbitration claim) against the Company or any other Released Party asserting claims pertaining in any manner to the Released Claims. Consultant understands that this Section 4 does not prevent Consultant from filing a charge with or participating in an investigation by a governmental administrative agency; provided, that, except for awards made pursuant to a government-administered whistleblower award program as set forth in Section 6 below, Consultant hereby waives any right to receive any monetary award resulting from such a charge or investigation.

5.     Protected Rights; Defend Trade Secrets Act Notification.

(a)    Consultant is advised and understands that nothing in this Agreement prevents Consultant from filing a charge with, or participating in an investigation, by or reporting an alleged violation of law to a governmental administrative agency such as the U.S. Equal Employment Opportunity Commission, the U.S. National Labor Relations Board, or the U.S. Securities and Exchange Commission; provided, that Consultant waives any right to receive any monetary award resulting from such a report, charge or investigation, except pursuant to a government administered whistleblower award program.

(b)    The Company hereby provides Consultant with notice that 18 U.S.C. § 1833(b) states as follows:

“An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.”

Accordingly, notwithstanding anything to the contrary in this Agreement or in the Company’s Proprietary Information Agreement, Consultant understands that Consultant has the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. Consultant understands that Consultant also has the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Consultant understands and acknowledges that nothing in this Agreement nor in the Company’s Proprietary Information Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).

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6.      Non-admission. The Parties understand and agree that the furnishing of the consideration for this Agreement shall not be deemed or construed at any time or for any purpose as an admission of liability by the Company. The liability for any and all claims is expressly denied by the Company.

7.      Entire Agreement. This Agreement constitutes the complete, final and exclusive embodiment of the entire agreement among the Parties hereto with regard to the subject matter hereof and thereof. This Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained or referenced herein.

8.      Amendments; Waivers. This Agreement may not be amended except by an instrument in writing, signed by each of the Parties. No failure to exercise and no delay in exercising any right, remedy, or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity.

9.      Successors and Assigns. Consultant represents that Consultant has not previously assigned or transferred any claims or rights released by Consultant pursuant to this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, successors, attorneys, and permitted assigns. This Agreement shall also inure to the benefit of any Released Party.

10.    Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of California, without regard to conflict of laws provisions. Any action, suit or other legal proceeding arising under or relating to any provision of this Agreement shall be commenced only in a court of the County of Contra Costa, State of California (or, if appropriate, a federal court located within California and having jurisdiction of the area including Contra Costa Country), and the Company and Consultant each consents to the jurisdiction of such a court. The Company and Consultant each hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.

11.    Interpretation. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any Party. By way of example and not in limitation, this Agreement shall not be construed in favor of the Party receiving a benefit nor against the Party responsible for any particular language in this Agreement. Captions are used for reference purposes only and should be ignored in the interpretation of the Agreement.

12.    Representation by Counsel. The Parties acknowledge that (i) they have had the opportunity to consult counsel in regard to this Agreement; (ii) they have read and understand the Agreement and they are fully aware of its legal effect; and (iii) they are entering into this Agreement freely and voluntarily, and based on each Party’s own judgment and not on any representations or promises made by the other Party, other than those contained in this Agreement.

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13.    Counterparts. This Agreement may be executed in counterparts. True copies of such executed counterparts may be used in lieu of an original for any purpose.

14.    Effective Date. This Agreement shall become effective as of date of the last signature below (the “Effective Date”).

The Parties have duly executed this Agreement as of the dates noted below.

		Date:	March 10, 2022
/s/ William Shaw
William Shaw

Ekso Bionics Holdings, Inc.

By:	/s/ Scott Davis	Date:	March 10, 2022

Its:	President and COO

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